NASDAQ: SPKE
Spark Energy, Inc.
Residential Customer Equivalents (RCEs)
As of 6/30/14
Region Natural Gas Electricity Total
East 60,192 28% 58,289 34% 118,481 30%
Midwest 88,738 41% 46,237 27% 134,975 35%
Southwest 68,455 31% 68,600 39% 137,055 35%
Total 217,385 100% 173,126 100% 390,511 100%
An RCE is an industry standard measure of
natural gas or electricity usage with each RCE
representing annual consumption of 100 MMBtu
of natural gas or 10 MWh of electricity.